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                                                                  EXHIBIT 23(h)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated October 24, 1997, except for note F as to which the date is October 28, 1997, accompanying the combined financial statements of Coran Enterprises, Inc., dba A-1 Rents, and Monterey Bay Equipment Rental, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, on Form S-1 (File No. 333-39117), and to the use of our name as it appears under the caption "Experts."

                                          /s/ Grant Thornton LLP

San Jose, California

December 2, 1997